Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Sr. Director-Investor Relations & Treasury	Josh Gitelson, Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Third Quarter and Year-to-Date Fiscal 2024 Results; Updates Fiscal 2024 Guidance

Boston, MA, February 8, 2024 - Haemonetics Corporation (NYSE: HAE) reported financial results for its third quarter and year-to-date fiscal 2024, which ended December 30, 2023:

		3rd Quarter 2024	YTD 2024
■	Revenue, increase	$336 million, 10%	$966 million, 12%
■	Organic[1] revenue increase	10%	12%
■	Earnings per diluted share	$0.61	$1.89
■	Adjusted earnings per diluted share	$1.04	$3.07
■	Cash (out)flow from operating activities	($1) million	$118 million
■	Free cash (out)flow before restructuring & restructuring related costs	($20) million	$68 million
	[1] Excludes the impact of currency fluctuation and the acquisition of the Sensor Guided Technologies product line in December 2023.

Chris Simon, Haemonetics’ CEO, stated: "We continue to deliver increased revenue and margins, strengthen market leadership and increase impact through portfolio evolution, operational excellence and resource allocation. Outperformance is funding additional opportunities for accelerated growth and diversification like the OpSens acquisition. We are well-positioned and gaining momentum to achieve long-term transformational growth."

GAAP RESULTS

Third quarter fiscal 2024 revenue was $336.3 million, up 10.1% compared with the third quarter of fiscal 2023. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	3rd Quarter 2024 Reported
Plasma	$146.8	8.4%
Blood Center	$70.5	(3.9)%
Hospital	$113.4	23.9%
Net business unit revenue	$330.7	10.1%
Service	$5.6	12.8%
Total net revenue	$336.3	10.1%

Gross margin was 52.9% in the third quarter of fiscal 2024 compared with 52.0% in the third quarter of fiscal 2023. The primary drivers of the increase in the gross margin percentage were volume, mix and price, partially offset by portfolio rationalization initiatives, continuous growth investments and increased depreciation expense. Operating expenses as a percentage of revenue were 39.2% in the third quarter of fiscal 2024 compared with 37.8% in the third quarter of fiscal 2023. The increase in operating expenses as a percentage of revenue was primarily driven by continuous growth investments, transaction costs and digital transformation costs, partially offset by operating leverage. The Company had operating income of $46.0 million and a 13.7% operating margin in the third quarter of fiscal 2024, compared with operating income of $43.3 million and an operating margin of 14.2% in the third quarter of fiscal 2023. The income tax rates were 29% and 22% in the third quarters of fiscal 2024 and fiscal 2023, respectively. Third quarter fiscal 2024 net income and earnings per diluted share were $31.2 million and $0.61, respectively, compared with $32.9 million and $0.64, respectively, in the third quarter of fiscal 2023.

ADJUSTED RESULTS

Organic revenue for the third quarter of fiscal 2024 was up 9.7% compared with the same period of fiscal 2023. Business unit organic revenue growth rates compared with the prior year period were as follows:

3rd Quarter 2024 Organic
Plasma	8.1%
Blood Center	(2.6)%
Hospital	21.6%
Net business unit revenue	9.6%
Service	10.9%
Total net revenue	9.7%

Third quarter fiscal 2024 adjusted gross margin was 55.3%, up 280 basis points compared with the prior year period. The primary drivers of the increase in the adjusted gross margin percentage were price, volume and mix, partially offset by continuous growth investments and higher depreciation expense.

Adjusted operating expenses as a percentage of revenue were 33.5% in the third quarter of fiscal 2024, compared with 33.2% in the third quarter of fiscal 2023. The increase in adjusted operating expenses as a percentage of revenue was primarily driven by continuous growth investments and higher performance-based compensation, partially offset by stronger operating leverage. Adjusted operating income for the third quarter of fiscal 2024 was $73.4 million, up $14.4 million or 24.3%, compared with the third quarter of fiscal 2023. Adjusted operating margin was 21.8%, up 250 basis points when compared with the same period of fiscal 2023. The adjusted income tax rates were 25% in the third quarters of both fiscal 2024 and fiscal 2023.

Third quarter fiscal 2024 adjusted net income was $53.3 million, up $9.7 million, or 22.3%, and adjusted earnings per diluted share was $1.04, up 22.4%, when compared with the same period of fiscal 2023.

RESTRUCTURING, AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS, TRANSACTION COSTS AND DIGITAL TRANSFORMATION COSTS.

The Company recorded amortization of acquired intangible assets of $6.9 million in the third quarter of fiscal 2024 compared with $8.1 million in the third quarter of fiscal 2023. The Company also incurred $8.0 million in restructuring charges primarily for portfolio rationalization initiatives, $4.9 million in transaction costs in connection with the OpSens, Inc. acquisition and $3.4 million of digital transformation costs related to the upgrade of our enterprise resource planning system in the third quarter of fiscal 2024.

BALANCE SHEET AND CASH FLOW

Cash on hand at December 30, 2023 was $194.0 million, a decrease of $90.5 million since April 1, 2023, primarily driven by the OpSens, Inc. acquisition.

Cash outflow from operating activities was $0.5 million and free cash outflow before restructuring and restructuring related costs was $20.3 million during the third quarter of fiscal 2024, compared with operating cash flow of $64.4 million and free cash flow before restructuring and restructuring related costs of $52.8 million, respectively, in the same period of fiscal 2023. The drivers of both operating cash outflow and free cash outflow before restructuring and restructuring related costs were the timing of customer payments, decreases in accounts payable and increased inventory balances.

FISCAL 2024 GUIDANCE

The Company updated its previous fiscal 2024 GAAP total revenue and organic revenue growth guidance as follows:

Total Company	Previous Guidance	Current Guidance
Reported	8 - 10%	10 - 12%
Currency impact	(1)%	(1)%
Acquisition	1%	1%
Organic	8 - 10%	10 - 12%

Business unit organic revenue	Previous Guidance	Current Guidance
Plasma revenue	10 - 12%	11 - 13%
Blood Center revenue	(2 - 4)%	(0 - 2)%
Hospital revenue	16 - 18%	16 - 18%

Additionally, the Company reaffirmed its adjusted operating margin guidance, and updated its adjusted earnings per diluted share guidance and free cash flow before restructuring and restructuring related costs guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	~21%	~21%
Adjusted earnings per diluted share	$3.75 - $3.95	$3.90 - $4.00
Free cash flow, before restructuring & restructuring related costs	$170M - $190M	$160M - $180M

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss third quarter fiscal 2024 results on Thursday, February 8, 2024 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register.vevent.com/register/BIddeef4a5eb8d4c2d96bcf82386d2a73e. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/unynzc8w

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products and plans or objectives related to the Company’s Operational Excellence Program and portfolio rationalization initiatives; (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the share repurchase program; (iii) the impact of inflationary pressures in our global manufacturing and supply chain; and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to implement as planned and realize estimated cost savings from the Operational Excellence Program and portfolio rationalization initiatives; inflationary pressures, rising interest rates and macroeconomic conditions; the Company’s ability to execute business continuity plans; risks arising from planned or completed acquisitions or divestitures by the Company, including any failure to realize the anticipated strategic benefits and opportunities of such transactions; the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness; technological advances in the medical field and standards for transfusion medicine and the Company’s ability to successfully offer products that incorporate such advances and standards; product quality; market acceptance; regulatory uncertainties, including in the receipt or timing of regulatory approvals; the effect of economic and political conditions; the impact of competitive products and pricing; blood product reimbursement policies and practices; and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation and acquisitions. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments, accelerated device depreciation and related costs, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), integration and transaction costs, certain tax settlements and unusual or infrequent and material litigation-related charges. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow before restructuring and restructuring related costs is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment and restructuring and restructuring related costs, net of tax. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow before restructuring and restructuring related costs guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income
(Data in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	12/30/2023	12/31/2022	Inc/(Dec) %	12/30/2023	12/31/2022	Inc/(Dec) %
	(unaudited)			(unaudited)
Net revenues	$336,250	$305,301	10.1%	$965,765	$864,244	11.7%
Cost of goods sold	158,383	146,594	8.0%	450,123	405,396	11.0%
Gross profit	177,867	158,707	12.1%	515,642	458,848	12.4%

Research and development	13,265	12,689	4.5%	38,578	34,487	11.9%
Selling, general and administrative	111,713	94,661	18.0%	310,099	278,917	11.2%
Amortization of acquired intangible assets	6,911	8,078	(14.4)%	21,606	24,666	(12.4)%
Impairment of intangible assets	—	—	n/m	10,419	—	n/m
Operating expenses	131,889	115,428	14.3%	380,702	338,070	12.6%

Operating income	45,978	43,279	6.2%	134,940	120,778	11.7%

Interest and other expense, net	(1,949)	(1,055)	84.7%	(6,489)	(12,001)	(45.9)%

Income before taxes	44,029	42,224	4.3%	128,451	108,777	18.1%

Provision for income taxes	12,788	9,280	37.8%	31,260	22,759	37.4%

Net income	$31,241	$32,944	(5.2)%	$97,191	$86,018	13.0%

Net income per common share assuming dilution	$0.61	$0.64	(4.7)%	$1.89	$1.67	13.2%

Weighted average number of shares:
Basic	50,768	50,509		50,679	50,896
Diluted	51,445	51,219		51,394	51,487

Profit Margins:			Inc/(Dec) %			Inc/(Dec) %
Gross profit	52.9%	52.0%	0.9%	53.4%	53.1%	0.3%
Research and development	3.9%	4.2%	(0.3)%	4.0%	4.0%	—%
Selling, general and administrative	33.2%	31.0%	2.2%	32.1%	32.3%	(0.2)%
Operating income	13.7%	14.2%	(0.5)%	14.0%	14.0%	—%
Income before taxes	13.1%	13.8%	(0.7)%	13.3%	12.6%	0.7%
Net income	9.3%	10.8%	(1.5)%	10.1%	10.0%	0.1%

Revenue Analysis by Business Unit
(Data in thousands)

	Three Months Ended
	12/30/2023	12/31/2022	Reported growth	Currency impact	Acquisition(1)	Organic growth
Revenues by business unit	(unaudited)
Plasma(2)	$146,805	$135,461	8.4%	0.3%	—%	8.1%

Apheresis	50,666	52,398	(3.3)%	(1.9)%	—%	(1.4)%
Whole Blood	19,814	20,964	(5.5)%	0.1%	—%	(5.6)%
Blood Center	70,480	73,362	(3.9)%	(1.3)%	—%	(2.6)%

Interventional Technologies(3)	43,007	32,154	33.8%	(0.2)%	6.1%	27.9%
Blood Management Technologies:
Hemostasis Management	41,423	34,921	18.6%	0.1%	—%	18.5%
Other(3)	28,989	24,485	18.4%	0.4%	—%	18.0%
Hospital	113,419	91,560	23.9%	0.1%	2.2%	21.6%

Net business unit revenues	330,704	300,383	10.1%	(0.2)%	0.7%	9.6%
Service	5,546	4,918	12.8%	1.9%	—%	10.9%
Total net revenues	$336,250	$305,301	10.1%	(0.2)%	0.6%	9.7%

	Nine Months Ended
	12/30/2023	12/31/2022	Reported growth	Currency impact	Acquisition(1)	Organic growth
Revenues by business unit	(unaudited)
Plasma(2)	$427,315	$365,735	16.8%	0.1%	—%	16.7%

Apheresis	151,380	152,287	(0.6)%	(3.0)%	—%	2.4%
Whole Blood	54,538	60,452	(9.8)%	(0.7)%	—%	(9.1)%
Blood Center	205,918	212,739	(3.2)%	(2.3)%	—%	(0.9)%

Interventional Technologies(3)	119,169	91,297	30.5%	(0.2)%	2.2%	28.5%
Blood Management Technologies:
Hemostasis Management	116,241	102,737	13.1%	(0.7)%	—%	13.8%
Other(4)	80,760	76,875	5.1%	(0.7)%	—%	5.8%
Hospital	316,170	270,909	16.7%	(0.6)%	0.8%	16.5%

Net business unit revenues	949,403	849,383	11.8%	(0.7)%	0.2%	12.3%
Service	16,362	14,861	10.1%	0.7%	—%	9.4%
Total net revenues	$965,765	$864,244	11.7%	(0.7)%	0.2%	12.2%
(1) Reflects the impact in Hospital of the Sensor Guided Technologies product line acquired as part of the OpSens, Inc. transaction in December 2023.
(2) Plasma had organic revenue growth of 8.4% and 17.1% in North America for the three and nine months ended December 30, 2023, respectively, and 7.0% and 17.0% of organic revenue growth in North America disposables for the three and nine months ended December 30, 2023, respectively.

(3) Interventional Cardiology includes Vascular Closure and Sensor Guided Technologies product lines of the Hospital business unit.
(4) Other includes the Cell Salvage and Transfusion Management product lines of the Hospital business unit.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	12/30/2023	4/1/2023
	(unaudited)
Assets
Cash and cash equivalents	$193,978	$284,466
Accounts receivable, net	211,611	179,142
Inventories, net	304,024	259,379
Other current assets	55,369	46,735
Total current assets	764,982	769,722
Property, plant & equipment, net	318,665	310,885
Intangible assets, net	429,270	275,771
Goodwill	554,999	466,231
Other assets	132,512	112,216
Total assets	$2,200,428	$1,934,825

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$13,736	$11,784
Other current liabilities	248,019	240,032
Total current liabilities	261,755	251,816
Long-term debt	856,849	754,102
Other long-term liabilities	138,505	110,910
Stockholders' equity	943,319	817,997
Total liabilities & stockholders' equity	$2,200,428	$1,934,825

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Nine Months Ended
	12/30/2023	12/31/2022
	(unaudited)
Cash Flows from Operating Activities:
Net income	$97,191	$86,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,576	69,453
Share-based compensation expense	20,912	18,525
Impairment of intangible assets	10,419	94
Amortization of deferred financing costs	2,393	1,098
Inventory reserve adjustment	6,904	483
Change in other non-cash operating activities	(2,430)	160
Change in accounts receivable, net	(27,743)	(24,370)
Change in inventories, net	(40,721)	34,506
Change in other working capital	(18,831)	7,480
Net cash provided by operating activities	117,670	193,447
Cash Flows from Investing Activities:
Capital expenditures	(56,611)	(98,272)
Acquisitions	(243,852)	(2,850)
Proceeds from divestiture	—	850
Proceeds from sale of property, plant and equipment	1,259	7,695
Other investments	(10,129)	(33,205)
Net cash used in investing activities	(309,333)	(125,782)
Cash Flows from Financing Activities:
Repayments, net of borrowings	101,250	(7,875)
Debt issuance costs	—	(1,118)
Share repurchases	—	(75,000)
Contingent consideration payments	(849)	(21,593)
Proceeds from employee stock programs	7,108	6,857
Cash used to net share settle employee equity awards	(5,885)	—
Other financing activities	35	(32)
Net cash provided by (used in) financing activities	101,659	(98,761)
Effect of exchange rates on cash and cash equivalents	(484)	(4,398)
Net Change in Cash and Cash Equivalents	(90,488)	(35,494)
Cash and Cash Equivalents at Beginning of the Period	284,466	259,496
Cash and Cash Equivalents at End of Period	$193,978	$224,002

Free Cash Flow Reconciliation:
Cash provided by operating activities	$117,670	$193,447
Capital expenditures, net of proceeds from sale of property, plant and equipment	(55,352)	(90,577)
Free cash flow after restructuring and restructuring related costs	62,318	102,870
Restructuring and restructuring related costs	7,772	20,386
Tax benefit on restructuring and restructuring related costs	(1,655)	(4,241)
Free cash flow before restructuring and restructuring related costs	$68,435	$119,015

Reconciliation of Adjusted Measures for Third Quarter of FY24 and FY23
(Data in thousands, except per share data)

Three Months Ended December 30, 2023:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$177,867	$131,889	$45,978	$12,788	$31,241	$0.61
Amortization of acquired intangible assets	—	(6,911)	6,911	1,912	4,999	0.10
Integration and transaction costs	—	(4,869)	4,869	(410)	5,279	0.10
Restructuring costs	7,065	(903)	7,968	1,775	6,193	0.12
Restructuring related costs	1,125	(1,278)	2,403	618	1,785	0.04
Digital transformation costs	—	(3,415)	3,415	910	2,505	0.05
Impairment of assets and PCS2 related charges	49	(161)	210	58	152	—
MDR and IVDR costs	—	(1,433)	1,433	365	1,068	0.02
Litigation-related charges	—	(177)	177	122	55	—
Adjusted	$186,106	$112,742	$73,364	$18,138	$53,277	$1.04
Adjusted, as a percentage of net revenues	55.3%	33.5%	21.8%		15.8%

Three Months Ended December 31, 2022:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$158,707	$115,428	$43,279	$9,280	$32,944	$0.64
Amortization of acquired intangible assets	—	(8,078)	8,078	2,427	5,651	0.11
Integration and transaction costs	—	(287)	287	86	201	—
Restructuring costs	(49)	(93)	44	13	31	—
Restructuring related costs	1,847	(2,234)	4,081	1,199	2,882	0.07
Impairment of assets and PCS2 related charges	(122)	(120)	(2)	—	(2)	—
MDR and IVDR costs	11	(2,472)	2,483	703	1,780	0.03
Litigation-related charges	—	(757)	757	227	530	0.01
Discrete tax adjustments	—	—	—	457	(457)	(0.01)
Adjusted	$160,394	$101,387	$59,007	$14,392	$43,560	$0.85
Adjusted, as a percentage of net revenues	52.5%	33.2%	19.3%		14.3%

Reconciliation of Adjusted Measures for Year-to-Date FY24 and FY23
(Data in thousands, except per share data)

Nine Months Ended December 30, 2023:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$515,642	$380,702	$134,940	$31,260	$97,191	$1.89
Amortization of acquired intangible assets	—	(21,606)	21,606	5,482	16,124	0.31
Integration and transaction costs	—	(7,768)	7,768	284	7,484	0.15
Restructuring costs	7,329	(714)	8,043	1,761	6,282	0.12
Restructuring related costs	3,604	(2,950)	6,554	1,604	4,950	0.09
Digital transformation costs	—	(10,712)	10,712	2,609	8,103	0.16
Impairment of assets and PCS2 related charges	219	(402)	621	157	464	0.01
MDR and IVDR costs	—	(4,587)	4,587	1,077	3,510	0.07
Litigation-related charges	—	(6,684)	6,684	1,684	5,000	0.10
Impairment of intangible assets	—	(10,419)	10,419	3,376	7,043	0.14
Discrete tax items	—	—	—	(1,466)	1,466	0.03
Adjusted	$526,794	$314,860	$211,934	$47,828	$157,617	$3.07
Adjusted, as a percentage of net revenues	54.5%	32.6%	21.9%		16.3%

Nine Months Ended December 31, 2022:	Gross profit	Operating expenses	Operating income	Provision for income taxes	Net income	Earnings per diluted share
Reported	$458,848	$338,070	$120,778	$22,759	$86,018	$1.67
Amortization of acquired intangible assets	—	(24,666)	24,666	7,200	17,466	0.34
Integration and transaction costs	—	425	(425)	(134)	(291)	(0.01)
Restructuring costs	(226)	(391)	165	48	117	—
Restructuring related costs	6,161	(4,471)	10,632	3,016	7,616	0.14
Impairment of assets and PCS2 related charges	(470)	(201)	(269)	(70)	(199)	—
MDR and IVDR costs	101	(8,074)	8,175	2,222	5,953	0.12
Litigation-related charges	—	(1,151)	1,151	340	811	0.02
Gain on divestiture	—	382	(382)	(116)	(266)	(0.01)
Discrete tax adjustments	—	—	—	756	(756)	(0.01)
Adjusted	$464,414	$299,923	$164,491	$36,021	$116,469	$2.26
Adjusted, as a percentage of net revenues	53.7%	34.7%	19.0%		13.5%